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                                                                    EXHIBIT 10.7

                           EMPLOYMENT/NON-COMPETITION/
                            CONFIDENTIALITY AGREEMENT

                                 FIRST AMENDMENT

            WHEREAS, Pride International, Inc. (the "Company") and Gary Casswell ("Executive") are parties to the Employment/Non-Competition/Confidentiality Agreement (the "Agreement") dated August 15, 1998; and

            WHEREAS, the Company and Executive desire to amend the Agreement to make certain changes with regard to tax provisions; and

            WHEREAS, Section 6.07 of the Agreement provides that the Agreement may be amended only by the written agreement of the parties.

            NOW, THEREFORE, the parties agree to amend the Agreement, effective August 12, 2004, as set forth below:

            Section 6.02 of the Agreement is amended in its entirety to read as follows:

            "6.02 INCOME, EXCISE OR OTHER TAX LIABILITY. Executive will be liable for and will pay all income tax liability by virtue of any payments made to Executive under this Agreement, as if the same were earned and paid in the normal course of business and not the result of a Change in Control and not otherwise triggered by the "golden parachute" or excess payment provisions of the Internal Revenue Code of the United States, which would cause additional tax liability to be imposed. If any additional income tax, excise or other taxes are imposed on any amount or payment in the nature of compensation paid or provided to or on behalf of Executive, the Company shall "gross-up" Executive for such tax liability by paying to Executive an amount sufficient so that after payment of all such taxes so imposed, Executive's position on an after-tax basis is what it would have been had no such additional taxes been imposed. Executive will cooperate with the Company to minimize the tax consequences to Executive and to the Company so long as the actions proposed to be taken by the Company do not cause any additional tax consequences to Executive and do not prolong or delay the time that payments are to be made, or reduce the amount of payments to be made, unless Executive consents in writing to any delay or deferment of payment."

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            IN WITNESS WHEREOF, Executive has hereunto set his hand and the
Company has caused these presents to be executed in its name and on its behalf.

                                                EXECUTIVE

                                                  /s/ Gary Casswell
                                                --------------------------------
                                                Gary Casswell

                                                PRIDE INTERNATIONAL, INC.

                                                By: /s/ Paul Bragg
                                                    ----------------------------
                                                        Paul Bragg
                                                        Chief Executive Officer